EXHIBIT 10.12


                                 PROMISSORY NOTE


                                                                  April 17, 2003


      FOR VALUED RECEIVED, GREG MANNING AUCTIONS, INC. (the "Borrower"), a corporation organized under the laws of the State of Delaware, hereby unconditionally promises to pay to the order of Banco Santander Central Hispano, S.A. New York Branch (the "Bank") US$900,000 (NINE HUNDRED THOUSAND UNITED STATES DOLLARS) at 45 East 53rd Street, New York, NY 10022, or such other address as may be specified by the Bank pursuant to the credit agreement dated April 17, 2003 between Borrower and the Bank (the "Credit Agreement"), or such other office as the Bank may specify to Borrower in writing, in lawful money of the United States of America and immediately available funds, on April 12, 2004. The Borrower further promises to pay interest in like money and funds at such office on the unpaid principal amount of the loan evidenced hereby from and including the date thereof until payment in full thereof at Prime Rate plus 0.25 per cent per annum.

      The proceeds of this Loan will be used for working capital purposes.

      It is agreed that if the terms of this Promissory Note contradict or conflict with the terms of the Credit Agreement, the terms of the Credit Agreement shall control and govern. On the occurrence and during the existence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Promissory Note may be declared to be immediately due and payable as provided in the Credit Agreement.

      THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.




                                      GREG MANNING AUCTIONS, INC.



                                      By: /s/ Greg Manning
                                         -------------------------------
                                      Name:  Greg Manning
                                      Title: President and Chief Executive
                                             Officer